Exhibit 99.1
REALTY INCOME APPOINTS GREGORY WHYTE AS EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER

SAN DIEGO, CALIFORNIA December 14, 2022….Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced the appointment of Gregory J. Whyte as Executive Vice President, Chief Operating Officer. The appointment will take effect January 3, 2023.
Mr. Whyte was Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities from 2007 to 2016. Prior to that, he was Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley from 1991 to 2006 and was named several times to the annual Institutional Investor All America Research Team and Greenwich Associates Research Poll. Since 2022, Mr. Whyte has served as an independent director of Orion Office REIT, Inc., including as the chair of its Compensation Committee and as a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Whyte also served as an independent director of TIER REIT, Inc. from 2017 to 2019. Mr. Whyte first joined Nareit in 1988.

“I am honored and excited to have Greg join Realty Income’s senior management team to help support Realty Income’s continued success. His extensive real estate expertise, capital market instincts, leadership qualities and understanding of our business model and objectives will make him an invaluable contributor to the team,” said Sumit Roy, Realty Income’s President and Chief Executive Officer.

“I have long admired the consistency and dependability of Realty Income’s business model and the strength of its team, and I look forward to joining as Executive Vice President, Chief Operating Officer. I could not be more excited to work with the team to help develop its future leaders as we continue to leverage the organization’s unique platform to drive long-term value for shareholders,” added Mr. Whyte.
About Realty Income
Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. The company is structured as a REIT, and its monthly dividends are supported by the cash flow from over 11,700 real estate properties owned under long-term net lease agreements with commercial clients. To date, the company has declared 630 consecutive common stock monthly dividends throughout its 53-year operating history and increased the dividend 118 times since Realty Income's public listing in 1994 (NYSE: O). Additional information about the company can be obtained from the corporate website at www.realtyincome.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements also include discussions of our business and portfolio including future operations and results, the announcement of operating results, strategy, plans, and the intentions of management including the appointment of officers. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business and economic conditions; competition; fluctuating interest and currency rates; access to debt and equity capital markets; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in income tax laws and rates; the continued evolution of the COVID-19 pandemic and the measures taken to limit its spread, and its impacts on us, our business, our clients (including those in the theater industry), or the economy generally; the timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic and developments, such as the unexpected surges in COVID-19 cases, that cause a delay in or postponement of reopenings; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and

those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Contact:
Steve Bakke, CFA
Vice President, Capital Markets & Investor Relations
(858) 284-5425
sbakke@realtyincome.com